Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Michael J. Shea	Jim Buckley
Chief Financial Officer	Executive Vice President
Mac-Gray Corporation	Sharon Merrill
781-487-7610	617-542-5300
Email: mshea@macgray.com	Email: tuc@investorrelations.com

Mac-Gray Corporation Announces $2 Million Share Repurchase Program

WALTHAM, MA, December 21, 2011 — Mac-Gray Corporation (NYSE: TUC), the nation’s premier provider of laundry facilities management services to multi-unit housing locations, today announced that in conjunction with its regularly scheduled December meeting the Company’s Board of Directors authorized a share repurchase program under which Mac-Gray is authorized to purchase up to an aggregate of $2 million of its common stock.  The Company expects to fund the program through borrowings under its credit facility.

“The Board of Directors believes that Mac-Gray’s common stock is currently undervalued and does not accurately reflect the underlying value and potential of the Company,” said Chairman Thomas E. Bullock.  “This share repurchase program, which will be our fourth in 14 years, demonstrates the Board’s confidence in the long-term prospects of Mac-Gray.  While debt reduction and driving growth remain fundamental components of our capital plans, we have the liquidity available under our lending agreements to fund this program while continuing to execute our long-term strategy.  During the past four quarters, we have reduced our funded debt by approximately $19 million, while spending $36.7 million for capital expenditures.  Our business model continues to generate significant and stable cash flow as our laundry route revenue is tied to long-term contracts.  With our stock currently trading at a low multiple of cash flow, we believe buying back shares is a prudent use of cash and represents an opportunity to enhance shareholder value.”

Repurchases under the program will be made in the open market and in privately negotiated transactions from time to time through December 31, 2012 in accordance with applicable securities laws and regulations.  The timing of repurchases and the actual number of shares repurchased will depend on a number of factors including price, market conditions and other capital requirements.  The stock repurchase program may be suspended or terminated at any time without prior notice.  The Company currently has approximately 15.0 million diluted shares of common stock outstanding.

About Mac-Gray Corporation

Founded in 1927, Mac-Gray derives its revenue principally through the contracting of debit-card- and coin-operated laundry facilities in multi-unit housing facilities such as apartment buildings, college and university residence halls, condominiums and public housing complexes. Mac-Gray manages approximately 86,000 laundry rooms located in 43 states and the District of Columbia. Mac-Gray also sells and services commercial laundry equipment to retail laundromats and other customers through its product sales division. To learn more about Mac-Gray, visit the Company’s website at www.macgray.com.

Safe Harbor Statement

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the timing and amount of shares the Company may repurchase.  The Company intends such forward-looking statements to be covered by the Safe Harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with these Safe Harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, may be identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “project,” or similar expressions.  Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from such forward-looking statements.  Certain factors which could cause actual results to differ materially from the forward-looking statements include, but are not limited to, general economic conditions, changes in multi-housing vacancy rates, the Company’s ability to renew long-term customer contracts, and those risks set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 under “Risk Factors” and in other reports subsequently filed with the Securities and Exchange Commission.

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